UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 10, 2010
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NUTRACEA
(Exact Name of Registrant as Specified in Charter)
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California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2010, NutraCea entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Kerry Inc. (“Kerry”) whereby Kerry will purchase certain assets and assume certain obligations of NutraCea related to NutraCea’s existing cereal ingredients business (the “Business”).  Kerry will pay an aggregate purchase price equal to $3,900,000 plus NutraCea’s actual cost for its inventory related to the Business.   The sale of the Business allows Nutracea to concentrate on its core businesses of stabilized rice bran, rice bran oil and nutraceutical and pharmaceutical applications derived from stabilized rice bran

The Purchase Agreement contains customary representations and warranties of the parties, covenants, and closing conditions. Furthermore, NutraCea agreed that it will not process or sell certain cereal products for a period of five (5) years from the closing of the Purchase Agreement.

In addition, as a condition of the closing of the Purchase Agreement, NutraCea and Kerry will enter into a Toll Processing Agreement which provides that until the earlier of (1) the date Kerry begins production of cereal products using the assets purchased under the Purchase Agreement and (2) October, 31, 2010, NutraCea will produce for Kerry cereal products at NutraCea’s Dillon, Montana plant.

Because NutraCea is the debtor and debtor-in-possession in Chapter 11 Case No. 2:09-bk-28817-PHX-CGC which is pending in the United States Bankruptcy Court for the District of Arizona (the “Banckruptcy Court”), the Purchase Agreement is subject to approval by the Bankruptcy Court.   The Purchase Agreement is also subject to the consideration of higher and better offers which must be submitted and approved in accordance with bid procedures as approved by the Bankruptcy Court.  In the event that Kerry is not the successful bidder, NutraCea will pay Kerry an amount equal to the lower of $150,000 or Kerry’s actual due diligence expenses related to the Purchase Agreement (the “Due Diligence Reimbursement Amount”).  In the event the Bankruptcy Court does not approve the Due Diligence Reimbursment Amount, the purchase price under the Purchase Agreement will be reduced by the Due Diligence Reimbursement Amount.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
99.1	Press Release dated February 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: February 16, 2010	By:	/s/ W. John Short
W. John Short
Chief Executive Officer
(Duly Authorized Officer)